                                                                EXHIBIT 3.1


                                SECOND AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             2CONNECT EXPRESS, INC.
                             ----------------------


        Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Second Amendment to its Articles of Incorporation:

        1. The name of the corporation is 2CONNECT EXPRESS, INC. (the "Corporation").

        2. The Second Amendment to the Articles of Incorporation of the Corporation set forth below (the "Amendment") was duly adopted on May 2, 1997, by the joint written consent of all of the directors and the shareholder having the sole voting rights with respect to a majority of the issued and outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, the number of votes cast by such shareholder being sufficient for such approval, in the manner prescribed by Sections 607.10025 and 607.1003 of the Act.

        3. The text of the Amendment is as follows: Article III of the Articles of Incorporation of the Corporation shall be amended and restated in its entirety to read as follows:

                   "ARTICLE III. - CAPITAL STOCK: The maximum number of shares which this Corporation is authorized to have outstanding at any time is 25,000,000 shares of Common Stock having a par value of $0.01 per share (the "Common Stock").

                   Effective at the time of the filing with the Secretary of
              State of the State of Florida of this Second Amendment to the Articles of Incorporation of the Corporation setting forth the amendment set forth herein (the "Effective Time"), each two (2) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into and become one (1) share of Common Stock and each stock certificate that, immediately prior to the Effective Time, represented two (2) shares of Common Stock shall, from and after the Effective Time, represent one (1) share of Common Stock."

        4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.


                                     *****


        IN WITNESS WHEREOF, the Corporation has caused this Second Amendment to the Articles of Incorporation to be signed in its name by its Chairman of the Board, Chief Executive Officer and President on the 5th day of May, 1997.



                                        2CONNECT EXPRESS, INC.



                                        By: /s/ Marc D. Fishman
                                            -------------------------------
                                            Marc D. Fishman
                                            Chairman of the Board, Chief
                                            Executive Officer and President

                                CERTIFICATE FOR
                                SECOND AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                             2CONNECT EXPRESS, INC.
                             ----------------------


        2CONNECT EXPRESS, INC., a Florida corporation (the "Corporation"), hereby certifies, pursuant to and in accordance with Sections 607.10025 and
607.1003 of the Florida Business Corporation Act for the purpose of filing its Second Amendment to the Articles of Incorporation of the Corporation with the Secretary of State of the State of Florida, that:

        1.     The name of the Corporation is 2CONNECT EXPRESS, INC.

        2. The Corporation's Second Amendment to the Articles of Incorporation attached hereto (the "Amendment") contains an amendment to the Corporation's Articles of Incorporation that provides for a one (1) for two (2) reverse split of the issued and outstanding shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation effected on May 5, 1997 (the "Reverse Stock Split").

        3. The Amendment contains an amendment to the Corporation's Articles of Incorporation that requires shareholder approval, and the Amendment was duly adopted and approved on May 2, 1997 by (i) the Corporation's Board of Directors, and (ii) the Corporation's shareholder having the sole voting rights with respect to a majority of the issued and outstanding shares of Common Stock, the number of votes cast by such shareholder being sufficient for such approval.

        4. The Amendment does not adversely affect the rights or preferences of the holders of the outstanding shares of Common Stock.

        5. The number of shares of Common Stock subject to the Reverse Stock Split is 5,425,000 shares of Common Stock and the number of shares of Common Stock that will exist after the Reverse Stock Split is 2,712,500 shares of Common Stock.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 5th day of May, 1997.


                                        2CONNECT EXPRESS, INC.




                                        By: /s/ Marc D. Fishman
                                            --------------------------------
                                            Marc D. Fishman
                                            Chairman of the Board, Chief
                                            Executive Officer and President